Exhibit 99.2

January 14, 2020

As part of our commitment to keeping you informed, I am writing to update you on a recent development at CTG. Moments ago, we issued a press release confirming that CTG has received a new unsolicited proposal from Assurance Global Services LLC (AGS) to acquire the Company for $7.00 per share in cash. A copy of our press release in response is attached.

As the CTG Board of Directors did with AGS’ prior proposals, consistent with its fiduciary duties and in consultation with its advisors, our Board will carefully review and evaluate AGS’ new proposal. The Board is committed to doing what is in the best interest of our company and all CTG stakeholders. The Board expects to respond to the AGS proposal in due course, and we will update you following this review.

This situation is likely to generate increased interest in our company and it is important that we not get distracted. As I have emphasized previously, it continues to be business as usual for all of us at CTG. Thanks to your hard work, our company made tremendous progress on our transformation to become a more solutions-centric business and I am confident that with your continued dedication we will achieve even greater success. We are counting on all of you to continue bringing our clients the high-value IT solutions and services they have come to expect from us.

This announcement may create media interest and it is important that we continue to speak with one voice. Consistent with company policy, if you receive any inquiries from shareholders or analysts please forward them immediately to John Laubacker at John.Laubacker@ctg.com. Inquiries from media should be sent to Amanda LeBlanc at Amanda.LeBlanc@ctg.com.

Thank you for your continued hard work and dedication to CTG.

Regards,

Filip J. L. Gydé

President and CEO

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of applicable federal securities law, and generally includes words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The Company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing the Company’s views as of any subsequent date. Actual results could differ materially from the outlook, guidance, expectations, and other forward-looking statements as a result of a number of factors, including among others, the availability to the Company of qualified professional staff, domestic and foreign industry competition for clients and talent, including technical, sales and management personnel, increased bargaining power of large clients, the Company’s ability to protect confidential client data, the partial or complete loss of the revenue the Company generates from International Business Machines Corporation (IBM) and/or SDI International (SDI), the ability to integrate businesses when acquired and retain their clients while achieving cost reduction targets, the uncertainty of clients’ implementations of cost reduction projects, the effect of healthcare reform and initiatives, the mix of work between staffing and solutions, currency exchange risks, risks associated with operating in foreign jurisdictions, renegotiations, nullification, or breaches of contracts with clients, vendors, subcontractors or other parties, the change in valuation of capitalized software balances, the impact of current and future laws and government regulation, as well as repeal or modification of such, affecting the information technology (IT) solutions and staffing industry, taxes and the Company’s operations in particular, industry and economic conditions, including fluctuations in demand for IT services, consolidation among the Company’s competitors or clients, the need to supplement or change our IT services in response to new offerings in the industry or changes in client requirements for IT products and solutions, the risks associated with acquisitions, the negative effects of actions of activist shareholders and other factors that involve risk and uncertainty including those listed in the Company’s reports filed with the Securities and Exchange Commission as of the date of this document. Such forward-looking statements should be read in conjunction with the Company’s disclosures set forth in the Company’s 2018 Form 10-K, which is incorporated by reference, and other reports that may be filed from time to time with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this communication.